


                                                             Exhibit h-2
                                                             Page 1 of 2


                      NEW ENGLAND ENERGY INCORPORATED
                 Statements of Income and Retained Deficit
                  For the Quarter Ended December 31, 1995
                    (Unaudited, Subject to Adjustment)

                                         Old Program              New Program              Combined
                                         -----------              -----------              --------
Operating revenue:
  Sales of fuel to an affiliate             $         -$          -$          -
  Loss passed on to an affiliate                      -           -           -
  Accrued loss to be passed on to an affiliate9,100,453           -   9,100,453
  Sales to nonaffiliates:
    Oil                                       1,163,387         123   1,163,510
    Gas                                       5,016,607       2,507   5,019,114
                                           ------------------------------------
       Total operating revenue               15,280,447       2,630  15,283,077
                                           ------------------------------------
Operating expenses:
  Purchases of fuel for an affiliate                  -           -           -
  Amortization of cost of fuel reserves      14,246,444           -  14,246,444
  Production costs                            1,275,688       8,436   1,284,124
                                           ------------------------------------
       Total operating expenses              15,522,132       8,436  15,530,568
                                           ------------------------------------
       Operating income/(loss)                 (241,685)     (5,806)   (247,491)

Other income/(expense):
  Interest income                                     -         106         106
  Interest expense                             (590,449)          -    (590,449)
  State taxes                                  (656,233)     12,000    (644,233)
                                           ------------------------------------
Operating and other income/(loss)            (1,488,367)      6,300  (1,482,067)
                                           ------------------------------------
Federal income taxes:
  Current federal income taxes                 (708,853)   (103,954)   (812,807)
  Deferred federal income taxes                (419,515)      8,100    (411,415)
                                           ------------------------------------
       Net federal income taxes              (1,128,368)    (95,854) (1,224,222)
                                           ------------------------------------

   Net income                                  (359,999)    102,154    (257,845)

Retained deficit at beginning of period      (7,193,011)(15,851,586)(23,044,597)
                                           ------------------------------------
Retained deficit at end of period          $ (7,553,010)           $(15,749,432)        $(23,302,442)
                                           ============            ============         ============

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



                                                             Exhibit h-2
                                                             Page 2 of 2


                      NEW ENGLAND ENERGY INCORPORATED
                 Statements of Income and Retained Deficit
                   For the Year Ended December 31, 1995
                    (Unaudited, Subject to Adjustment)

                                         Old Program              New Program              Combined
                                         -----------              -----------              --------
Operating revenue:
  Sales of fuel to an affiliate            $ 63,132,685$          -$ 63,132,685
  Loss passed on to an affiliate            (39,793,816)          - (39,793,816)
  Accrued loss to be passed on to an affiliate           43,731,259           -           43,731,259
  Sales to nonaffiliates:
    Oil                                       5,582,030         644   5,582,674
    Gas                                      23,920,593      20,391  23,940,984
                                           ------------------------------------
       Total operating revenue               96,572,751      21,035  96,593,786
                                           ------------------------------------
Operating expenses:
  Purchases of fuel for an affiliate         23,338,869           -  23,338,869
  Amortization of cost of fuel reserves      68,708,044           -  68,708,044
  Production costs                            5,151,823      11,832   5,163,655
  General and Administrative Costs              228,883           -     228,883
                                           ------------------------------------
       Total operating expenses              97,427,619      11,832  97,439,451
                                           ------------------------------------
       Operating income/(loss)                 (854,868)      9,203    (845,665)

Other income/(expense):
  Interest income                                     -       2,042       2,042
  Interest expense                           (2,478,329)          -  (2,478,329)
  State taxes                                (3,397,433)     12,000  (3,385,433)
                                           ------------------------------------
Operating and other income/(loss)            (6,730,630)     23,245  (6,707,385)
                                           ------------------------------------
Federal income taxes:
  Current federal income taxes               12,354,547     (98,154) 12,256,393
  Deferred federal income taxes             (17,388,915)      8,100 (17,380,815)
                                           ------------------------------------
       Net federal income taxes              (5,034,368)    (90,054) (5,124,422)
                                           ------------------------------------

   Net income                                (1,696,262)    113,299  (1,582,963)

Retained deficit at beginning of period      (5,856,748)(15,862,731)(21,719,479)
                                           ------------------------------------
Retained deficit at end of period          $ (7,553,010)           $(15,749,432)        $(23,302,442)
                                           ============            ============         ============
